As filed with the Securities and Exchange Commission on November 1, 1999

                                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          LEISUREPLANET HOLDINGS, LTD.
               (FORMERLY KNOWN AS FIRST SOUTH AFRICA CORP., LTD.)
             (Exact name of registrant as specified in its charter)

               Bermuda                                 Not Applicable
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                         Clarendon House, Church Street
                             Hamilton HM CX, Bermuda
                                 (441) 295-1422
                    (Address of Principal Executive Offices)

                                Stock Option Plan
                                       for
                                Clive Kabatznik,
                               Cornelius J. Roodt,
                              Pierre Kleinhans and
                                  Michael Levy
                            (Full title of the plan)

                           Clive Kabatznik, President
                             1348 Washington Avenue
                              Miami, Florida 33139
                     (Name and address of agent for service)

                                 (305) 857-5009
          (Telephone number, including area code, of agent for service)

                                 with a copy to:

                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.


                                            CALCULATION OF REGISTRATION FEE

                                                PROPOSED        PROPOSED
                                                MAXIMUM         MAXIMUM
    TITLE OF                AMOUNT              OFFERING        AGGREGATE         AMOUNT OF
   SECURITIES               TO BE               PRICE PER       OFFERING        REGISTRATION
TO BE REGISTERED         REGISTERED(1)            SHARE           PRICE              FEE
---------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share       500,000 shares        $4.75 (2)    $2,375,000 (2)      $  660.25
Common Stock, par
value $.01 per share       600,000 shares        $4.06 (2)     2,436,000 (2)      $  677.21
Total                    1,100,000 shares                                         $1,337.46
---------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities resulting from anti-dilution adjustments under the Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(h), the exercise price of presently outstanding options.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the registrant with the Securities and Exchange Commission (Commission File No. 0-27494) pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended June 30, 1999;

         (b) The registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998, December 31, 1998 and March 31, 1999; and

         (c) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed on January 4, 1996, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Under Bermuda law and the registrant's Memorandum of Association and bye-laws, the directors, officers, liquidators and auditors of the registrant and their heirs, executors and administrators are indemnified and held harmless out of the assets of the Company from and against all actions, costs, charges, losses and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity or for any loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that they are not entitled to indemnification in respect of any willful negligence, willful default, fraud or dishonesty which may attach to them.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
-------   -----------

4.01 Memorandum of Association of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.02 Bye-Laws of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.03 Form of Indenture dated April 25, 1997, executed by the registrant and the American Stock Transfer and Trust Company, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.1)).

4.04 Form of Debenture (incorporated by reference to the registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.2)).

4.05     Form  of   Placement   Warrant   (incorporated   by  reference  to  the
         registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.3)).

*4.06 Stock Option Agreement by and between Clive Kabatznik and the Company dated August 1, 1997.

*4.07 Stock Option Agreement by and between Cornelius J. Roodt and the Company dated August 1, 1997.

*4.08 Stock Option Agreement by and between Clive Kabatznik and the Company dated August 6, 1999.

*4.09 Stock Option Agreement by and between Pierre Kleinhans and the Company dated August 6, 1999.

*4.10 Stock Option Agreement by and between Michael Levy and the Company dated August 6, 1999.

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered.

*23.01   Consent of PricewaterhouseCoopers Inc

*23.02   Consent of Conyers Dill & Pearman (contained in Exhibit 5.01).

*24.01 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

--------------
*  Filed herewith.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, State of Israel, on the 26th day of October, 1999.

                                           LEISUREPLANET HOLDINGS, LTD.


                                           By:      /s/ Clive Kabatznik
                                               -----------------------------
                                               Clive Kabatznik, Vice Chairman of
                                               the Board and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Michael Levy and Clive Kabatznik his/her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of October, 1999.


        Signature                               Title
        ---------                               -----

By:   /s/ Michael Levy                      Chairman of the Board
     --------------------------------
          Michael Levy

By:   /s/ Clive Kabatznik                  Vice Chairman, President, Chief
     ---------------------------------     Executive Officer, Chief Financial
          Clive Kabatznik                  Officer, Director and Controller

By:   /s/ Cornelius J. Roodt               Director
     ---------------------------------
          Cornelius J. Roodt

By:  ---------------------------------     Director
          George R. Garrick

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

4.01 Memorandum of Association of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.02 By-Laws of the registrant. Incorporated by reference to Registration Statement on Form S-1 filed on November 9, 1995 (File No. 33-99180) as amended.

4.03 Form of Indenture dated April 25, 1997, executed by the registrant and the American Stock Transfer and Trust Company, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.1)).

4.04 Form of Debenture (incorporated by reference to the registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.2)).

4.05     Form  of   Placement   Warrant   (incorporated   by  reference  to  the
         registrant's Current Report on Form 8-K filed on September 10, 1997 (Exhibit 4.3)).

*4.06 Stock Option Agreement by and between Clive Kabatznik and the Company dated August 1, 1997.

*4.07 Stock Option Agreement by and between Cornelius J. Roodt and the Company dated August 1, 1997.

*4.08 Stock Option Agreement by and between Clive Kabatznik and the Company dated August 6, 1999.

*4.09 Stock Option Agreement by and between Pierre Kleinhans and the Company dated August 6, 1999.

*4.10 Stock Option Agreement by and between Michael Levy and the Company dated August 6, 1999.

*5.01 Opinion of Conyers Dill & Pearman, as to the legality of the Common Stock being offered.

*23.01   Consent of PricewaterhouseCoopers Inc

*23.02   Consent of Conyers Dill & Pearman (contained in Exhibit 5.01).

*24.01 Power of attorney of certain directors of the registrant (contained in the signature page).

--------------

*    Filed herewith

                                  EXHIBIT 4.06

                       NONQUALIFIED STOCK OPTION CONTRACT


         THIS  NONQUALIFIED  STOCK OPTION CONTRACT  entered into as of August 1,
1997 between First South Africa Corp., Ltd., a Bermuda corporation (the "Company"), and Clive Kabatznik ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $4.75 per share. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided herein. This option shall vest and become exercisable with respect to 50% of the shares of Common Stock subject thereto on the date hereof and as to an additional 50% of the shares of Common Stock subject thereto on June 24, 1999.

3. Upon the termination of the Optionee's employment with the Company (or its Parent or Subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price of all options being exercised, or (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the

         Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

8. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a Registration Statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

9. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

11. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the

         Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

12. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

14. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

15. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

18. The Company makes no representations and offers no advise regarding the tax consequences relating to the grant or exercise of this option.

19. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                       FIRST SOUTH AFRICA CORP., LTD.


                                       /s/Clive Kabatznik
                                       -----------------------------------------
                                       Name: Clive Kabatznik
                                       Title: President


                                       /s/Clive Kabatznik
                                       -----------------------------------------
                                       Clive Kabatznik

                                  EXHIBIT 4.07

                       NONQUALIFIED STOCK OPTION CONTRACT


         THIS  NONQUALIFIED  STOCK OPTION CONTRACT  entered into as of August 1,
1997 between First South Africa Corp., Ltd., a Bermuda corporation (the "Company"), and Cornelius J. Roodt ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $4.75 per share. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided herein. This option shall vest and become exercisable with respect to 50% of the shares of Common Stock subject thereto on the date hereof and as to an additional 50% of the shares of Common Stock subject thereto on June 24, 1999.

3. Upon the termination of the Optionee's employment with the Company (or its Parent or Subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price of all options being exercised, or (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the

         Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

8. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a Registration Statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

9. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

11. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the

         Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

12. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

14. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

15. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

18. The Company makes no representations and offers no advise regarding the tax consequences relating to the grant or exercise of this option.

19. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                       FIRST SOUTH AFRICA CORP., LTD.


                                       /s/Clive Kabatznik
                                       ----------------------------------------
                                       Name: Clive Kabatznik
                                       Title: President


                                       /s/Cornelius J. Roodt
                                       ----------------------------------------
                                       Cornelius J. Roodt

                                  EXHIBIT 4.08

                       NONQUALIFIED STOCK OPTION CONTRACT


         THIS  NONQUALIFIED  STOCK OPTION CONTRACT  entered into as of August 6,
1999  between   Leisureplanet   Holdings,   Ltd.,  a  Bermuda  corporation  (the
"Company"), and Clive Kabatznik ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $4.06 per share. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided herein. This option shall vest and become exercisable with respect to 1/3 of the shares of Common Stock subject hereto on the date hereof, as to an additional 1/3 of the shares of Common Stock subject hereto on the first anniversary of the date hereof, and as to the final 1/3 of the shares of Common Stock subject hereto on the second anniversary of the date hereof.

3. Upon the termination of the Optionee's employment with the Company (or its Parent or Subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price of all options being exercised, or
         (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

8. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a Registration Statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

9. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

11. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

12. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

14. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

15. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

18. The Company makes no representations and offers no advise regarding the tax consequences relating to the grant or exercise of this option.

19. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                          LEISUREPLANET HOLDINGS, LTD.


                                          /s/ Michael Levy
                                          -------------------------------------
                                          Name: Michael Levy
                                          Title:   Chairman


                                          /s/ Clive Kabatznik
                                          -------------------------------------
                                          Clive Kabatznik

                                  EXHIBIT 4.09

                       NONQUALIFIED STOCK OPTION CONTRACT


         THIS  NONQUALIFIED  STOCK OPTION CONTRACT  entered into as of August 6,
1999  between   Leisureplanet   Holdings,   Ltd.,  a  Bermuda  corporation  (the
"Company"), and Pierre Kleinhans ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $4.06 per share. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided herein. This option shall vest and become exercisable with respect to 1/3 of the shares of Common Stock subject hereto on the date hereof, as to an additional 1/3 of the shares of Common Stock subject hereto on the first anniversary of the date hereof, and as to the final 1/3 of the shares of Common Stock subject hereto on the second anniversary of the date hereof.

3. Upon the termination of the Optionee's employment with the Company (or its Parent or Subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price of all options being exercised, or
         (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

8. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a Registration Statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

9. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

11. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

12. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

14. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

15. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

18. The Company makes no representations and offers no advise regarding the tax consequences relating to the grant or exercise of this option.

19. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                        LEISUREPLANET HOLDINGS, LTD.


                                        /s/ Clive Kabatznik
                                        ---------------------------------------
                                        Name:   Clive Kabatznik
                                        Title:  President


                                        /s/ Pierre Kleinhans
                                        ---------------------------------------
                                        Pierre Kleinhans

                                  EXHIBIT 4.10

                       NONQUALIFIED STOCK OPTION CONTRACT


         THIS  NONQUALIFIED  STOCK OPTION CONTRACT  entered into as of August 6,
1999  between   Leisureplanet   Holdings,   Ltd.,  a  Bermuda  corporation  (the
"Company"), and Michael Levy ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $4.06 per share. This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided herein. This option shall vest and become exercisable with respect to 1/3 of the shares of Common Stock subject hereto on the date hereof, as to an additional 1/3 of the shares of Common Stock subject hereto on the first anniversary of the date hereof, and as to the final 1/3 of the shares of Common Stock subject hereto on the second anniversary of the date hereof.

3. Upon the termination of the Optionee's employment with the Company (or its Parent or Subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price of all options being exercised, or
         (c) a combination of the foregoing. Notwithstanding the foregoing, the purchase price may be paid by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

8. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a Registration Statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

9. Notwithstanding anything herein to the contrary, if at any time the Board shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

10. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

11. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

12. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the exercise price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

13. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

14. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

15. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

16. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

17. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

18. The Company makes no representations and offers no advise regarding the tax consequences relating to the grant or exercise of this option.

19. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                        LEISUREPLANET HOLDINGS, LTD.


                                        /s/ Clive Kabatznik
                                        ---------------------------------------
                                        Name:  Clive Kabatznik
                                        Title:  President


                                        /s/ Michael Levy
                                        ---------------------------------------
                                        Michael Levy

                                  EXHIBIT 5.01

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]




                                October 25, 1999


Leisureplanet Holdings, Ltd.
Clarendon House, Church Street
Hamilton HM CX, Bermuda

Gentlemen:

We have acted as special counsel to Leisureplanet Holdings, Ltd. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, relating to 1,100,000 shares of Common Stock, par value $0.01 per share, of the Registrant (the "Shares"), issuable upon exercise of options ("Options") granted pursuant to Option Agreements with certain employees ("Agreements").

In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreements and when issued against payment therefor in accordance with the terms of the Agreements, will be validly issued, fully paid and non-assessable.

Leisureplanet Holdings, Ltd
October 25, 1999
Page 2


We are members of the bar of Bermuda and we have made no investigation of an express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Yours faithfully,


/s/ Conyers Dill & Pearman
------------------------------------
Conyers Dill & Pearman

                                  EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

We consent to use in this Registration Statement on Form S-8 relating to 1,100,000 shares of common stock issuable upon exercise of options of Leisureplanet Holdings, Ltd. our report dated October 12, 1999 appearing in the Annual Report on Form 10-K of Leisureplanet Holdings, Ltd. filed on October 12, 1999 (File No. 0-27494) and on our audits of the consolidated financial statements of Leisureplanet Holdings, Ltd. and subsidiaries as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999.



/s/ PricewaterhouseCoopers Inc.
-------------------------------
PricewaterhouseCoopers Inc
Chartered Accountants (SA)
Sandton, South Africa
October 27, 1999